Exhibit 99.1

Landmark Infrastructure Partners LP Reports Fourth Quarter and Full Year 2016 Results

El Segundo, California, February 23, 2017 (GLOBE NEWSWIRE) –  Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its fourth quarter and full year 2016 financial results.

Highlights

•	Announced a quarterly distribution of $0.35 per common unit, representing year-over-year distribution growth of 7.7%;
•	Reported Q4 2016 revenue of $11.7 million, a 72% increase year-over-year;
•	Reported Q4 2016 net income of $8.8 million, EBITDA of $15.4 million, and Adjusted EBITDA of $10.8 million, a 68% increase in Adjusted EBITDA year-over-year;
•	Reported Q4 2016 distributable cash flow of $6.3 million, a 38% increase year-over-year;
•	On December 22, the Partnership acquired a portfolio of 37 assets from Landmark Dividend LLC (“Landmark”), for total consideration of $13.6 million; and
•	Maintained an occupancy rate of 97%.

Fourth Quarter and Full Year 2016 Results

Revenue for the quarter ended December 31, 2016 increased 72% to $11.7 million compared to the fourth quarter of 2015.  Net income for the fourth quarter was $8.8 million, compared to $2.8 million in the fourth quarter of 2015.  Earnings per diluted common unit in the fourth quarter of 2016 increased to $0.34, compared to $0.20 per diluted common unit in the fourth quarter of 2015.  EBITDA (earnings before interest, income taxes, depreciation and amortization) for the quarter ended December 31, 2016 increased 131% to $15.4 million compared to the fourth quarter of 2015.  The net income and EBITDA amounts include the impact from $6.0 million of unrealized gain on derivatives and $1.4 million of acquisition-related expenses.  Adjusted EBITDA for the quarter ended December 31, 2016 increased 68% to $10.8 million compared to the fourth quarter of 2015, and distributable cash flow increased 38% to $6.3 million compared to the fourth quarter of 2015.

For the full year ended December 31, 2016, the Partnership reported revenue of $36.2 million, net income of $9.9 million, and earnings per diluted common unit of $0.41.  The Partnership reported EBITDA of $31.0 million, Adjusted EBITDA of $33.5 million, and distributable cash flow of $20.7 million in the full year period ended December 31, 2016.  The net income and EBITDA amounts include the impact from $2.6 million of acquisition-related expenses, $2.2 million of unrealized gain on derivatives, $1.3 million of impairments and $0.4 million of gain on sale of real property interests.

“Our fourth quarter acquisition activity was highlighted by the Recurrent Energy transaction, which was one of the largest solar land acquisitions in 2016,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.  “For the full year 2016, we acquired 593 assets for total consideration of approximately $292 million.  Looking forward, we are excited about our acquisition prospects for 2017 and believe that we are well-positioned to drive future growth for the Partnership.”

Quarterly Distributions

On January 25, 2017, the Board of Directors of the Partnership’s general partner declared a cash distribution of $0.35 per common unit, or $1.40 per common unit on an annualized basis, for the quarter ended December 31, 2016.  This quarter’s cash distribution, which represents a 7.7% increase year-over-year and a 3.7% increase compared to the third quarter 2016 distribution of $0.3375 per common unit, marks the eighth consecutive quarter that the Partnership has increased its quarterly cash distribution since its IPO in November 2014.  The distribution was paid on February 15, 2017 to common unitholders of record as of February 6, 2017.

On January 20, 2017, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which was paid on February 15, 2017 to Series B preferred unitholders of record as of February 1, 2017.

On December 16, 2016, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.500 per Series A preferred unit, which was paid on January 17, 2017 to Series A preferred unitholders of record as of January 3, 2017.

Capital and Liquidity

As of December 31, 2016, the Partnership had $224.5 million of outstanding borrowings under its revolving credit facility (the “Facility”) and $57.5 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.

Recent Drop-Down Acquisition

During the fourth quarter of 2016, the Partnership completed a drop-down acquisition from Landmark, acquiring a total of 37 assets for total consideration of $13.6 million.    The acquisition was immediately accretive to the Partnership’s distributable cash flow, and funded with borrowings under the Partnership’s existing Facility.

Recurrent Energy Transaction

On October 31, 2016, the Partnership completed the previously announced acquisition of approximately 4,000 acres of land in California underneath utility-scale solar photovoltaic projects developed by Recurrent Energy, a subsidiary of Canadian Solar Inc. (NASDAQ: CSIQ), one of the world’s largest solar power companies, for a total purchase price of approximately $73 million.

At-The-Market (“ATM”) Equity Programs

Through its At-The-Market (“ATM”) issuance programs, the Partnership issued 405,156 common units and 63,957 Series A preferred units for gross proceeds of approximately $6.9 million and $1.6 million, respectively, for the full year 2016.

2017 Guidance

The Partnership’s sponsor has expressed its intent to offer us the right to purchase $200 million of assets in 2017.  These acquisitions, combined with organic portfolio growth, are expected to drive distribution growth of 10% over the fourth quarter 2016 distribution of $0.35 per common unit by the fourth quarter 2017 (distribution to be paid in February 2018).

Conference Call Information

The Partnership will hold a conference call on Thursday, February 23, 2017, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its fourth quarter and full year 2016 financial and operating results.  The call can be accessed via a live webcast at http://edge.media-server.com/m/p/mvn8e8tk, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 56351254.

A webcast replay will be available approximately two hours after the completion of the conference call through February 23, 2018 at http://investor.landmarkmlp.com/phoenix.zhtml?c=253802&p=irol-calendar.  The replay is also available through March 4, 2017 by dialing 855-859-2056 or 404-537-3406 and entering the access code 56351254.

About Landmark Infrastructure Partners LP

The Partnership is a growth-oriented master limited partnership formed to acquire, own and manage a portfolio of real property interests that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.  Headquartered in El Segundo, California, the Partnership owns and manages a diversified portfolio of real property interests, which includes long-term and perpetual easements, tenant lease assignments and fee simple properties, primarily located in the United States.

Non-GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, and the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid, preferred distributions paid and maintenance capital expenditures.  Distributable cash flow will not reflect changes in working capital balances. We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (“GAAP”), as presented in our combined financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income (loss) and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include our expected distribution growth for 2017, the deployment of proceeds from the recent equity offering, and expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2016 and Current Report on Form 8-K filed with the Commission on February 23, 2017.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:Marcelo Choi

Vice President, Investor Relations

(310) 598-3173

ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated and Combined Statements of Operations (1)

In thousands, except per unit data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue
Rental revenue	$11,498	$9,271	$41,171	$33,597
Interest income on receivables	316	190	1,225	795
Total revenue	11,814	9,461	42,396	34,392
Expenses
Management fees to affiliate	—	92	196	480
Property operating	9	4	107	36
General and administrative	867	816	3,755	2,923
Acquisition-related	1,492	904	2,906	4,016
Amortization	3,016	2,477	11,191	8,651
Impairments	40	323	1,275	3,902
Total expenses	5,424	4,616	19,430	20,008
Other income and expenses
Interest expense	(3,640)	(3,091)	(13,923)	(10,958)
Loss on early extinguishment of debt	—	(969)	(1,703)	(1,872)
Realized loss on derivatives	—	(126)	(99)	(140)
Unrealized gain (loss) on derivatives	6,042	1,649	2,306	(446)
Gain on sale of real property interests	—	155	374	237
Total other income and expenses	2,402	(2,382)	(13,045)	(13,179)
Net income	$8,792	$2,463	$9,921	$1,205
Less: Pre-acquisition net income (loss) from Drop-down Assets(1)	(5)	(326)	48	469
Net income attributable to limited partners	8,797	2,789	9,873	736
Less: Distributions to preferred unitholders	(1,327)	—	(2,660)	—
Less: General Partner's incentive distribution rights	(77)	—	(110)	—
Net income attributable to common and subordinated unitholders	$7,393	$2,789	$7,103	$736
Net income (loss) per common and subordinated unit
Common units – basic	$0.34	$0.21	$0.46	$0.16
Common units – diluted	$0.34	$0.20	$0.41	$0.07
Subordinated units – basic and diluted	$0.33	$0.17	$0.23	$(0.16)
Weighted average common and subordinated units outstanding
Common units – basic	18,727	10,694	13,986	7,558
Common units – diluted	21,862	13,829	17,121	10,693
Subordinated units – basic and diluted	3,135	3,135	3,135	3,135
Other Data:
Total leased tenant sites (end of period)	1,956	1,844	1,956	1,844
Total available tenant sites (end of period)	2,022	1,877	2,022	1,877

(1)

During the years ended December 31, 2016 and 2015, the Partnership completed five and eight drop-down acquisitions, respectively, (the “Drop-down Assets”) from our sponsor Landmark Dividend LLC and affiliates  (collectively “Landmark”). Since the entities are under common control, the assets and liabilities acquired are recorded at Landmark’s historical cost, with financial statements for prior periods retroactively adjusted to furnish comparative information. Financial information prior to the closing of each transaction has been retroactively adjusted for the Drop-down Assets. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 23, 2017.

Landmark Infrastructure Partners LP

Consolidated and Combined Balance Sheets

In thousands, except unit and per unit data

 (Unaudited)

	December 31, 2016	December 31, 2015(1)
Assets
Land	$88,845	$12,887
Real property interests	490,030	453,165
Total land and real property interests	578,875	466,052
Accumulated amortization of real property interests	(25,967)	(16,381)
Land and net real property interests	552,908	449,671
Investments in receivables, net	17,440	12,136
Cash and cash equivalents	2,711	1,984
Restricted cash	2,851	—
Rent receivables, net	2,372	1,340
Due from Landmark and affiliates	566	2,206
Deferred loan costs, net	2,797	3,090
Deferred rent receivable	1,379	865
Derivative assets	1,860	—
Other intangible assets, net	15,730	13,120
Other assets	2,446	1,207
Total assets	$603,060	$485,619
Liabilities and equity
Revolving credit facility	$224,500	$233,000
Secured debt facilities, net	—	74,136
Secured notes, net	112,435	—
Accounts payable and accrued liabilities	4,374	1,787
Other intangible liabilities, net	13,061	14,380
Prepaid rent	3,984	4,131
Derivative liabilities	376	823
Total liabilities	358,730	328,257
Commitments and contingencies
Equity
Series A cumulative redeemable preferred units, 863,957 and zero units issued and outstanding at December 31, 2016 and 2015, respectively	19,393	—
Series B cumulative redeemable preferred units, 1,840,000 and zero units issued and outstanding at December 31, 2016 and 2015, respectively	44,256	—
Common units, 19,450,555 and 11,820,144 units issued and outstanding at December 31, 2016 and 2015, respectively	294,296	179,045
Subordinated units, 3,135,109 units issued and outstanding	22,524	25,942
General Partner	(135,630)	(47,633)
Accumulated other comprehensive income (loss)	(509)	8
Total equity	244,330	157,362
Total liabilities and equity	$603,060	$485,619

(1)

Financial information prior to the closing of the drop-down transactions has been retroactively adjusted for certain assets acquired from Landmark and affiliates as the transactions are between entities under common control.   These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 23, 2017.

Landmark Infrastructure Partners LP

Real Property  Interest Table

	Available Tenant		Leased Tenant
	Sites(1)		Sites
			Average			Average		Average
			Remaining			Remaining		Monthly	Quarterly	Percentage
	Number of		Property			Lease	Tenant Site	Effective Rent	Rental	of Quarterly
	Infrastructure		Interest			Term	Occupancy	Per Tenant	Revenue	Rental
Real Property Interest	Locations(1)	Number	(Years)		Number	(Years)(2)	Rate(3)	Site(4)(5)	(in thousands)(6)	Revenue(6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	946	1,226	79.0	(7)	1,184	30.2			$6,573	57%
Outdoor Advertising	402	481	87.0	(7)	471	18.3			1,787	16%
Renewable Power Generation	20	51	30.6	(7)	51	30.0			514	4%
Subtotal	1,368	1,758	80.5	(7)	1,706	27.0			$8,874	77%
Tenant Lease Assignment only(8)
Wireless Communication	141	195	51.1		181	19.4			$1,229	11%
Outdoor Advertising	19	19	71.5		19	16.2			152	1%
Subtotal	160	214	52.9		200	19.1			$1,381	12%
Tenant Lease on Fee Simple
Wireless Communication	8	15	99.0	(7)	15	18.5			$89	1%
Outdoor Advertising	19	23	99.0	(7)	23	10.4			104	1%
Renewable Power Generation	10	12	99.0	(7)	12	32.6			1,050	9%
Subtotal	37	50	99.0	(7)	50	18.0			$1,243	11%
Total	1,565	2,022	78.0	(9)	1,956	25.9			$11,498	100%
Aggregate Portfolio
Wireless Communication	1,095	1,436	75.4		1,380	28.7	96%	$1,776	$7,891	69%
Outdoor Advertising	440	523	86.9		513	17.9	98%	1,351	2,043	18%
Renewable Power Generation	30	63	35.9		63	30.9	100%	4,062	1,564	13%
Total	1,565	2,022	78.0	(9)	1,956	25.9	97%	$1,727	$11,498	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of December 31, 2016 were 4.0, 8.4, 20.0 and 5.4 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended December 31, 2016. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 68 years.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (1)

In thousands

(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$8,792	$2,463	$9,921	$1,205
Interest expense	3,640	3,091	13,923	10,958
Amortization expense	3,016	2,477	11,191	8,651
EBITDA	$15,448	$8,031	$35,035	$20,814
Impairments	40	323	1,275	3,902
Acquisition-related	1,492	904	2,906	4,016
Unrealized (gain) loss on derivatives	(6,042)	(1,649)	(2,306)	446
Realized loss on derivatives	—	126	99	140
Loss on early extinguishment of debt	—	969	1,703	1,872
Gain on sale of real property interests	—	(155)	(374)	(237)
Unit-based compensation	—	9	105	105
Straight line rent adjustments	(255)	(46)	(514)	(338)
Amortization of above- and below-market rents, net	(315)	(335)	(1,338)	(1,467)
Deemed capital contribution to fund general and administrative expense reimbursement(2)	544	645	2,578	2,110
Adjusted EBITDA	$10,912	$8,822	$39,169	$31,363
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$3,890	$4,464	$21,465	$15,955
Unit-based compensation	—	(9)	(105)	(105)
Unrealized gain (loss) on derivatives	6,042	1,649	2,306	(446)
Loss on early extinguishment of debt	—	(969)	(1,703)	(1,872)
Amortization expense	(3,016)	(2,477)	(11,191)	(8,651)
Amortization of above- and below-market rents, net	315	335	1,338	1,467
Amortization of deferred loan costs and discount on secured notes	(447)	(419)	(1,703)	(1,902)
Receivables interest accretion	6	12	36	33
Impairments	(40)	(323)	(1,275)	(3,902)
Gain on sale of real property interests	—	155	374	237
Allowance for doubtful accounts and investments in receivables	(68)	—	(182)	—
Working capital changes	2,110	45	561	391
Net income	$8,792	$2,463	$9,921	$1,205
Interest expense	3,640	3,091	13,923	10,958
Amortization expense	3,016	2,477	11,191	8,651
EBITDA	$15,448	$8,031	$35,035	$20,814
Less:
Unrealized gain on derivatives	(6,042)	(1,649)	(2,306)	—
Gain on sale of real property interests	—	(155)	(374)	(237)
Straight line rent adjustment	(255)	(46)	(514)	(338)
Amortization of above- and below-market rents, net	(315)	(335)	(1,338)	(1,467)
Add:
Impairments	40	323	1,275	3,902
Acquisition-related	1,492	904	2,906	4,016
Unrealized loss on derivatives	—	—	—	446
Realized loss on derivatives	—	126	99	140
Loss on early extinguishment of debt	—	969	1,703	1,872
Unit-based compensation	—	9	105	105
Deemed capital contribution to fund general and administrative expense reimbursement(2)	544	645	2,578	2,110
Adjusted EBITDA	$10,912	$8,822	$39,169	$31,363
Less:
Expansion capital expenditures	(93,178)	(99,003)	(291,509)	(268,218)
Cash interest expense	(3,193)	(2,672)	(12,220)	(9,056)
Distributions to preferred unitholders	(1,327)	—	(2,660)	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	93,178	99,003	291,509	268,218
Distributable cash flow	$6,392	$6,150	$24,289	$22,307

Financial information prior to the closing of the drop-down transactions has been retroactively adjusted for certain assets acquired from Landmark during the year ended December 31, 2016. See reconciliation of operations, EBITDA, Adjusted EBITDA, and distributable cash flow for the periods presented.

(1)

Under the omnibus agreement that we entered into with Landmark at the closing of our initial public offering, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership (1)

In Thousands (Unaudited)

	For the Three Months Ended December 31,
	2016			2015
	Landmark	Drop-down		Landmark	Drop-down
	Infrastructure	Assets	Consolidated	Infrastructure	Assets	Consolidated
	Partners LP	Predecessor	Results	Partners LP	Predecessor	Results
Revenue:
Rental revenue	$11,427	$71	$11,498	$6,660	$2,611	$9,271
Interest income on receivables	309	7	316	181	9	190
Total revenue	11,736	78	11,814	6,841	2,620	9,461
Expenses:
Management fees to affiliate	—	—	—	—	92	92
Property operating	9	—	9	8	(4)	4
General and administrative	867	—	867	816	—	816
Acquisition-related	1,438	54	1,492	666	238	904
Amortization	2,987	29	3,016	1,825	652	2,477
Impairments	40	—	40	323	—	323
Total expenses	5,341	83	5,424	3,638	978	4,616
Other income and expenses
Interest expense	(3,640)	—	(3,640)	(2,051)	(1,040)	(3,091)
Loss on early extinguishment of debt	—	—	—	—	(969)	(969)
Realized loss on derivatives	—	—	—	—	(126)	(126)
Unrealized gain (loss) on derivatives	6,042	—	6,042	1,482	167	1,649
Gain on sale of real property interests	—	—	—	155	—	155
Total other income and expenses	2,402	—	2,402	(414)	(1,968)	(2,382)
Net income (loss)	$8,797	$(5)	$8,792	$2,789	$(326)	$2,463
Add:
Interest expense	3,640	—	3,640	2,051	1,040	3,091
Amortization expense	2,987	29	3,016	1,825	652	2,477
EBITDA	$15,424	$24	$15,448	$6,665	$1,366	$8,031
Less:
Unrealized gain on derivatives	(6,042)	—	(6,042)	(1,482)	(167)	(1,649)
Gain on sale of real property interests	—	—	—	(155)	—	(155)
Straight line rent adjustments	(251)	(4)	(255)	8	(54)	(46)
Amortization of above- and below-market rents	(343)	28	(315)	(257)	(78)	(335)
Add:
Impairments	40	—	40	323	—	323
Acquisition-related expenses	1,438	54	1,492	666	238	904
Loss on early extinguishment of debt	—	—	—	—	969	969
Realized loss on derivatives	—	—	—	—	126	126
Unit-based compensation	—	—	—	9	—	9
Deemed capital contribution to fund general and administrative expense reimbursement(2)	544	—	544	645	—	645
Adjusted EBITDA	$10,810	$102	$10,912	$6,422	$2,400	$8,822
Less:
Expansion capital expenditures	(93,178)	—	(93,178)	(99,003)	—	(99,003)
Cash interest expense	(3,193)	—	(3,193)	(1,857)	(815)	(2,672)
Distributions to preferred unitholders	(1,327)	—	(1,327)	—	—	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	93,178	—	93,178	99,003	—	99,003
Distributable cash flow	$6,290	$102	$6,392	$4,565	$1,585	$6,150

Annualized quarterly distribution per unit	$1.40			$1.30
Distributions to common unitholders	6,554			3,476
Distributions to Landmark Dividend – subordinated units	1,097			1,019
Distributions to the General Partner - incentive distribution rights	75			—
Total distributions	$7,726			$4,495
Excess (shortfall) of distributable cash flow over the quarterly distribution	$(1,436)			$70
Coverage ratio(3)	0.81x			1.02x

(1)

During the years ended December 31, 2016 and 2015, the Partnership completed five and eight drop-down acquisitions, respectively, from Landmark and affiliates (the “Drop-down Assets”). The assets and liabilities acquired are recorded at the historical cost of Landmark, as the transactions are between entities under common control, the statements of operations of the Partnership are adjusted retroactively as if the transactions occurred on the earliest date during which the entities were under common control. The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Drop-down Assets as if the Partnership owned the Drop-down Assets in all periods while under common control. The reconciliation presents our results of operations and financial position giving effect to the Drop-down Assets. The combined results of the Drop-down Assets prior to each transaction date are included in “Drop-down Assets Predecessor.” The consolidated results of the Drop-down Assets after each transaction date are included in “Landmark Infrastructure Partners LP.”

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership (1)

In thousands (Unaudited)

	For the Year Ended December 31,
	2016			2015
	Landmark	Drop-down		Landmark	Drop-down
	Infrastructure	Assets	Consolidated	Infrastructure	Assets	Consolidated
	Partners LP	Predecessor	Results	Partners LP	Predecessor	Results
Revenue:
Rental revenue	$35,208	$5,963	$41,171	$19,808	$13,789	$33,597
Interest income	1,029	196	1,225	783	12	795
Total revenue	36,237	6,159	42,396	20,591	13,801	34,392
Expenses:
Management fees to affiliate	—	196	196	—	480	480
Property operating	105	2	107	24	12	36
General and administrative	3,755	—	3,755	2,913	10	2,923
Acquisition-related	2,648	258	2,906	1,957	2,059	4,016
Amortization	9,703	1,488	11,191	5,218	3,433	8,651
Impairments	1,275	—	1,275	3,902	—	3,902
Total expenses	17,486	1,944	19,430	14,014	5,994	20,008
Other income and expenses
Interest expense	(11,472)	(2,451)	(13,923)	(5,632)	(5,326)	(10,958)
Loss on early extinguishment of debt	—	(1,703)	(1,703)	—	(1,872)	(1,872)
Realized loss on derivatives	—	(99)	(99)	—	(140)	(140)
Unrealized gain (loss) on derivatives	2,220	86	2,306	(446)	—	(446)
Gain on sale of real property interests	374	—	374	237	—	237
Total other income and expenses	(8,878)	(4,167)	(13,045)	(5,841)	(7,338)	(13,179)
Net income	$9,873	$48	$9,921	$736	$469	$1,205
Add:
Interest expense	11,472	2,451	13,923	5,632	5,326	10,958
Amortization expense	9,703	1,488	11,191	5,218	3,433	8,651
EBITDA	$31,048	$3,987	$35,035	$11,586	$9,228	$20,814
Less:
Unrealized gain on derivatives	(2,220)	(86)	(2,306)	—	—	—
Gain on sale of real property interests	(374)	—	(374)	(237)	—	(237)
Straight line rent adjustments	(356)	(158)	(514)	(84)	(254)	(338)
Amortization of above- and below-market rents	(1,173)	(165)	(1,338)	(959)	(508)	(1,467)
Add:
Impairments	1,275	—	1,275	3,902	—	3,902
Acquisition-related expenses	2,648	258	2,906	1,957	2,059	4,016
Loss on early extinguishment of debt	—	1,703	1,703	—	1,872	1,872
Unrealized loss on derivatives	—	—	—	446	—	446
Realized loss on derivatives	—	99	99	—	140	140
Unit-based compensation	105	—	105	105	—	105
Deemed capital contribution to fund general and administrative expense reimbursement(2)	2,578	—	2,578	2,110	—	2,110
Adjusted EBITDA	$33,531	$5,638	$39,169	$18,826	$12,537	$31,363
Less:
Expansion capital expenditures	(291,509)	—	(291,509)	(268,218)	—	(268,218)
Cash interest expense	(10,185)	(2,035)	(12,220)	(4,958)	(4,098)	(9,056)
Distributions to preferred unitholders	(2,660)	—	(2,660)	—	—	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	291,509	—	291,509	268,218	—	268,218
Distributable cash flow	$20,686	$3,603	$24,289	$13,868	$8,439	$22,307

Annualized quarterly distribution per unit	$1.35			$1.25
Distributions to common unitholders	18,881			9,428
Distributions to Landmark Dividend – subordinated units	4,232			3,911
Distributions to the General Partner - incentive distribution rights	83			—
Total distributions	$23,196			$13,339
Excess (shortfall) of distributable cash flow over the quarterly distribution	$(2,510)			$529
Coverage ratio(3)	0.89x			1.04x

(1)

The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Drop-down Assets as if the Partnership owned the Drop-down Assets in all periods while under common control. The reconciliation presents our results of operations and financial position giving effect to the Drop-down Assets. The combined results of the Drop-down Assets prior to each transaction date are included in “Drop-down Assets Predecessor.” The consolidated results of the Drop-down Assets after each transaction date are included in “Landmark Infrastructure Partners LP.”

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.